Exhibit 10.1

WARBURG PINCUS PRIVATE EQUITY IX, L.P.

466 Lexington Avenue

New York, NY 10017

August 4, 2009

Inspire Pharmaceuticals, Inc.

4222 Emperor Boulevard, Suite 200

Durham, North Carolina

Attention: Chief Executive Officer

Re:	Amendment No. 1 to Standstill Agreement

Ladies and Gentlemen:

In connection with the acquisition of shares of Common Stock, par value $0.001 per share (the “Common Stock”), of Inspire Pharmaceuticals, Inc., a Delaware corporation (the “Company”), by Warburg Pincus Private Equity IX, L.P., a Delaware limited partnership (the “Purchaser”), in relation to the Company’s public offering of Common Stock pursuant to the Prospectus Supplement dated August 4, 2009 (including any related free writing prospectus and any amendment thereof or supplement thereto dated on or prior to September 30, 2009, and excluding any thereafter) and the related Registration Statement (File No. 333-141169) (the “Public Offering”), the Company and the Purchaser agree as follows:

1. Definitions. For purposes of the Standstill Agreement, dated July 20, 2007, the term “Standstill Period” shall be amended and restated to have the meaning set forth below:

“Standstill Period” shall mean the period commencing on the date of the Standstill Agreement, and ending on the third anniversary of this Amendment No. 1 to Standstill Agreement.

Notwithstanding anything herein to the contrary, if the closing of the Public Offering has not occurred by September 30, 2009, this Section 1 shall be of no further force or effect and the term Standstill Period shall have the meaning set forth in the Standstill Agreement.

2. Waiver of Section 203. The Company represents and warrants to the Purchaser that the Board has heretofore taken all necessary action to approve, and has approved, for purposes of Section 203 of the DGCL (including any successor statute thereto “Section 203”) the Purchaser becoming, together with its affiliates and associates, an “interested stockholder” within the meaning of Section 203 by virtue of the purchase of shares of Common Stock in the Public Offering (the “Waiver”), such that, as of and from the date of the closing of the Public Offering, Section 203 will not be applicable to the Purchaser or any “business combination”

Amendment No. 1 to Standstill Agreement

within the meaning of Section 203 that may take place between the Purchaser and/or its affiliates and associates, on the one hand, and the Company, on the other, as a result of its purchase of shares of Common Stock in the Public Offering; provided, however, that such Waiver provides that, it shall no longer be applicable if, subsequent to becoming an “interested stockholder” (as defined in Section 203), the Purchaser no longer has beneficial ownership of 15% or more of the Common Stock as a result of any sale or disposition of beneficial ownership of Common Stock by the Purchaser together with its affiliates and associates.

3. Subscription Right. Each of the parties hereby waives all of its rights pursuant to Section 5.4 of the Securities Purchase Agreement (the “Purchase Agreement”), dated July 17, 2007, between the Purchaser and the Company as they relate to the Public Offering.

4. Expense Reimbursement. Subject to the closing of the Public Offering, the Company hereby agrees to reimburse the Purchaser for up to $500,000 for out-of-pocket due diligence and related expenses incurred by the Purchaser in connection with its investment in the Company, upon submission of reasonable documentation regarding such expenses to the Company.

5. Counterparts. This Amendment No. 1 to Standstill Agreement may be executed in counterparts (including by facsimile), each of which shall be deemed an original.

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Amendment No. 1 to Standstill Agreement

If you are in agreement with the terms set forth above, please sign this Amendment No. 1 to Standstill Agreement in the space provided below and return an executed copy to the undersigned.

Very truly yours,

WARBURG PINCUS PRIVATE EQUITY IX, L.P.

By:	Warburg Pincus IX LLC, its general partner

By:	Warburg Pincus Partners, LLC, its sole member

By:	Warburg Pincus & Co., its managing member

By:	/s/ Scott Arenare
Name:	Scott Arenare
Title:	Partner

WARBURG PINCUS IX LLC

By:	Warburg Pincus Partners, LLC, its sole member

By:	Warburg Pincus & Co., its managing member

By:	/s/ Scott Arenare
Name:	Scott Arenare
Title:	Partner

WARBURG PINCUS PARTNERS, LLC

By:	Warburg Pincus & Co., its managing member

By:	/s/ Scott Arenare
Name:	Scott Arenare
Title:	Partner

WARBURG PINCUS & CO.

By:	/s/ Scott Arenare
Name:	Scott Arenare
Title:	Partner

Amendment No. 1 to Standstill Agreement

Confirmed and Agreed:

INSPIRE PHARMACEUTICALS, INC.

By:	/s/ Joseph M. Spagnardi
Name:	Joseph M. Spagnardi
Title:	Senior Vice President, General Counsel and Secretary

Amendment No. 1 to Standstill Agreement